Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in:

•Registration Statement No. 333-245144 on Form S-8 dated August 13, 2020, as amended by Post-Effective Amendment No. 1 dated June 04, 2021 pertaining to the registration of 3,000,000 shares under the Company’s 2021 Long-Term Incentive Plan;

•Registration Statement No. 333-256805 on Form S-8 dated June 04, 2021 pertaining to the registration of 1,250,000 shares under the Company’s 2021 Long-Term Incentive Plan;

•Registration Statement No. 333-257262 on Form S-3 dated June 22, 2021 pertaining to the resale registration of 2,916,880 shares of Series A Cumulative Perpetual Preferred Stock and 10,720,785 shares of Common Stock;

•Registration Statement No. 333-266238 on Form S-8 dated July 20, 2022 pertaining to the registration of 4,000,000 shares under the Company’s 2021 Long-Term Incentive Plan; and

•Registration Statement No. 333-283368 on Form S-3 dated November 21, 2024 pertaining to the universal shelf registration of $600,000,000 of securities of our report dated March 31, 2025, dual dated as of January 16, 2026 as to the effects of discontinued operations for Diamond Power discussed in Note 5, relating to the consolidated financial statements of Babcock & Wilcox Enterprises, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
March 16, 2026